UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8–K

CURRENT REPORT

Pursuant to Section 13 OR 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 3, 2020

ZYNERBA PHARMACEUTICALS, INC.

(Exact Name of Issuer as Specified in Charter)

Delaware	001-37526	26-0389433
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

80 W. Lancaster Avenue, Suite 300

Devon, PA 19333

(Address of Principal Executive Offices)

(484) 581-7505

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ZYNE	The NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01	Other Events

On March 3, 2020 Zynerba Pharmaceuticals, Inc. (the “Company”) issued a press release announcing that it is presenting a two posters at the American Society for Experimental Neurotherapeutics 2020 Meeting in Bethesda, MD (ASENT 2020 Meeting). The posters relating to the health burden and diagnostic challenges of Fragile X syndrome (FXS) are entitled “Post Hoc Analysis - An Open-Label Study of Transdermal Cannabidiol (ZYN002) for the Treatment of Fragile X Syndrome in Children and Adolescents: Estimating Health State Utility Scores” and “Fragile X Syndrome Diagnosis and Patient Journey: The Caregiver’s Perspective”.

On March 3, 2020, the Company issued a second press release announcing that is presenting a third poster at the ASENT 2020 Meeting describing the baseline characteristics of the pediatric and adolescent patients in the Company’s Phase 2 BRIGHT trial entitled “Phase 2 BRIGHT (An Exploratory Open-Label Tolerability and Efficacy Study of ZYN002 Administered as a Transdermal Gel to Children and Adolescents with Autism Spectrum Disorder) Trial: Baseline Characteristics.”

Copies of these press releases are attached hereto as Exhibits 99.1 and 99.2 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

The following exhibits are being filed herewith:

(d) Exhibits

Exhibit No.	Document
99.1	Press Release, dated March 3, 2020
99.2	Press Release, dated March 3, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 3, 2020

ZYNERBA PHARMACEUTICALS, INC.

By:	/s/ Suzanne Hanlon
Name: Suzanne Hanlon
Title: Secretary, Vice President and General Counsel